Exhibit 10.15

To: Participant Name

From:

Date:

RE: Long-Term Incentive _______ Awards

You have been selected to participate in the Worthington Steel 2023 Long-Term Incentive Plan (“2023 LTIP”). Your LTIP awards have 4 components: Restricted stock, nonqualified stock options, performance shares and performance cash. The following is a brief summary of each component:

LTIP Component	Vesting	Details
Restricted Stock	Time based - 3 year cliff vesting	Full value shares upon vesting
Stock Options	Time based - 3 years (33% each year) 10 year term	Strike price set at closing stock value on date of grant
Performance Shares	3 year cliff vesting based on attaining financial targets	Paid in shares – number of shares variable based on achievement of financial targets
Performance Cash	3 year cliff vesting based on attaining financial targets	Paid in cash – payment amount variable based on achievement of financial targets

At its _________ meeting, the Board’s Compensation Committee approved the grant of all four LTIP award components. Your individual award includes the following:

LTIP Component	2027 Award	2027 Value*
Stock Options	# of shares	$X
Restricted Stock	# of shares	$X
Performance Shares	# of shares	$X
Performance Cash	$ Cash Target	$X
	Total Value	$X

*Restricted stock and performance shares valued at grant date ________ closing stock price of $/share. Stock options based on Black-Scholes value of $ with a grant date of ___________.

Performance Shares & Performance Cash Metrics – Period Ending ____________

In an effort to focus on both the quantity of earnings and the amount of capital employed to generate those earnings, the Performance Cash Awards and Performance Share Awards incorporate both an EPS and EVA component.

2027 LTIP Performance Targets
Performance Level (Payout %)	Worthington Steel EPS 50% Weighting	Worthington Steel EVA 50% Weighting
Threshold (50%)	$	$
Target (100%)	$	$
Maximum (200%)	$	$

-Values in 000’s, except EPS

-Steel EVA target cumulative of 3-year period

Performance falling between threshold and maximum will be prorated on a linear basis. No payments will be made if performance falls below threshold. Each of the performance measures is freestanding so that you will be able to earn a pay-out based upon the achievement of one measure, even if the threshold performance level is not achieved in the other measure. Please refer to the Worthington Steel 2023 LTIP for the full award terms.